As filed with the Securities and Exchange Commission on April 26, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bank of Montreal

(Exact Name of Registrant as Specified in Its Charter)

CANADA	13-4941092
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 King Street West

1 First Canadian Place

Toronto, Ontario

Canada M5X 1A1

(Address of Principal Executive Offices)

BANK OF MONTREAL QUALIFIED EMPLOYEE SHARE PURCHASE PLAN

BANK OF MONTREAL NONQUALIFIED EMPLOYEE SHARE PURCHASE PLAN

(Full Title of the Plan)

Colleen Hennessy

Bank of Montreal

111 West Monroe Street, P.O. Box 755

Chicago, Illinois 60603

(312) 461-7745

(Name, Address and Telephone Number of Agent for Service)

Copies of Communications to:

William C. Hermann

Chapman and Cutler LLP

111 West Monroe Street

Chicago, Illinois 60603

(312) 845-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares, without par value	9,500,000	$59.37	$564,015,000	$64,640

(1)	No original issuance common shares will be offered under the Bank of Montreal Qualified Employee Share Purchase Plan and the Bank of Montreal Nonqualified Employee Share Purchase Plan. In addition, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of common shares as may become issuable by reason of stock dividends, stock splits or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 457(c) and 457(h), based upon the average of the high and low sale prices of the common shares of Bank of Montreal as quoted on the New York Stock Exchange on April 23, 2012 (which is within five business days prior to the date of the filing).

NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 9,500,000 common shares, without par value, of Bank of Montreal (the “Bank” or “Registrant”), which may be issued pursuant to awards under the Bank of Montreal Qualified Employee Share Purchase Plan and the Bank of Montreal Nonqualified Employee Share Purchase Plan (collectively the “Plans”). In accordance with General Instruction E to Form S-8, the Bank hereby incorporates herein by reference the contents of the Form S-8 filed by the Bank with respect to earlier versions of the Plans on August 24, 2011 (Registration No. 333-176479) and on January 3, 2002 (Registration No. 333-14260), together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

3 .1	By-laws of Bank of Montreal (incorporated by reference to the Current Report on Form 6-K filed by Bank of Montreal with the SEC on March 28, 2011).

4.1	Bank of Montreal Qualified Employee Share Purchase Plan.

4.2	Bank of Montreal Nonqualified Employee Share Purchase Plan.

23.1	Consent of KPMG LLP.

24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-8 filed by Bank of Montreal with the SEC on August 24, 2011 and as set forth in Exhibit 24.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on April 25, 2012.

BANK OF MONTREAL

By:	/s/ Thomas E. Flynn
Thomas E. Flynn Executive Vice-President and Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated in the City of Toronto, Province of Ontario, Canada.

Signature Name	Title	Date

/s/ * William A. Downe	President and Chief Executive Officer, Director (Principal Executive Officer)	April 25, 2012

/s/ * Thomas E. Flynn	Executive Vice-President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 25, 2012

/s/ * J. Robert S. Prichard	Chairman of the Board	April 25, 2012

/s/ * Robert M. Astley	Director	April 25, 2012

/s/ * Sophie Brochu	Director	April 25, 2012

/s/ * George A. Cope	Director	April 25, 2012

/s/ * Christine A. Edwards	Director	April 25, 2012

/s/ * Ronald H. Farmer	Director	April 25, 2012

/s/ * Harold N. Kvisle	Director	April 25, 2012

/s/* Eric La Flèche	Director	April 25, 2012

Signature Name	Title	Date

/s/ * Bruce H. Mitchell	Director	April 25, 2012

/s/ * Philip S. Orsino	Director	April 25, 2012

/s/ * Martha C. Piper	Director	April 25, 2012

/s/ * Guylaine Saucier	Director	April 25, 2012

/s/ * Don M. Wilson III	Director	April 25, 2012

*/s/ Thomas E. Flynn Attorney-in-Fact

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in her capacity as the duly authorized representative of Bank of Montreal in the United States, in the City of Chicago, State of Illinois, April 25, 2012.

BANK OF MONTREAL

By:	/s/ Colleen Hennessy
Colleen Hennessy Authorized Representative in the United States

EXHIBIT INDEX

3 .1	By-laws of Bank of Montreal (incorporated by reference to the Current Report on Form 6-K filed by Bank of Montreal with the SEC on March 28, 2011).

4.1	Bank of Montreal Qualified Employee Share Purchase Plan.

4.2	Bank of Montreal Nonqualified Employee Share Purchase Plan.

23.1	Consent of KPMG LLP.

24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-8 filed by Bank of Montreal with the SEC on August 24, 2011 and as set forth in Exhibit 24.1).